BNC Bancorp to Present at the Rodman & Renshaw Annual
Global Investment Conference

THOMASVILLE, N.C., Sept. 10 /PRNewswire-FirstCall/ -- BNC Bancorp (Nasdaq: BNCN), the holding company for Bank of North Carolina, will be presenting at the Rodman & Renshaw Annual Global Investment Conference in New York , New York on September 10, 2009 at 4:05 p.m. EDT.

(Logo: http://www.newscom.com/cgi-bin/prnh/20030917/BNCLOGO )

W. Swope Montgomery, President & Chief Executive Officer, Rick Callicutt, Executive Vice President & Chief Operating Officer, and David Spencer, Executive Vice President & Chief Financial Officer, will discuss BNC Bancorp’s business strategies and current financials.  A live webcast of the presentation will be available at http://wsw.com/webcast/rrshq15/bncn.

BNC Bancorp is the parent company of Bank of North Carolina, a $1.6 billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Concord, Welcome and Oak Ridge, North Carolina. In addition, the Bank operates limited service banking offices in Winston-Salem and Mooresville, North Carolina.  Bank of North Carolina is insured by the FDIC and is an equal housing lender. Bank of North Carolina’s website is www.bankofnc.com and BNC Bancorp’s shares are traded on NASDAQ Capital Market under the symbol BNCN.

For Additional Information Contact:

W. Swope Montgomery, Jr.
President & CEO

Richard D. Callicutt
Executive Vice President & COO

David B. Spencer
Executive Vice President & CFO

BNC Bancorp
Bank of North Carolina
831 Julian Avenue
Thomasville, NC 27360
www.bankofnc.com
(336) 476-9200